                                                                      EXHIBIT 21

                          NEXTLINK COMMUNICATIONS, INC.
                         SUBSIDIARIES OF THE REGISTRANT


NEXTLINK Communications, Inc.                      Jurisdiction of Organization
-----------------------------                      ----------------------------
ITC, Inc.                                                 Utah
d/b/a NEXTLINK Affinity

NEXTLINK California, L.L.C.                               Washington

NEXTLINK Capital, Inc.                                    Washington

NEXTLINK Georgia, Inc.                                    Washington

NEXTLINK Illinois, Inc.                                   Washington

NEXTLINK Interactive, L.L.C.                              Washington

NEXTLINK Kansas, L.L.C.                                   Washington

NEXTLINK Leasing of Utah, L.L.C.                          Washington

NEXTLINK Management Services, L.L.C.                      Washington

NEXTLINK Mindshare, L.L.C.                                Washington

NEXTLINK New Jersey, L.L.C.                               Washington

NEXTLINK New York, L.L.C.                                 Washington

NEXTLINK Ohio, L.L.C.                                     Washington

NEXTLINK Pennsylvania, L.P.                               Washington

NEXTLINK Pennsylvania Merger Company II                   Washington

NEXTLINK Solutions, L.L.C.                                Washington

NEXTLINK Tennessee, L.L.C.                                Washington

NEXTLINK Utah, L.L.C.                                     Washington

NEXTLINK Washington, L.L.C.                               Washington

Telecommunications of Nevada, L.L.C. (40% interest)       Delaware